Exhibit 99.1
List of classes of Class B certificates under review by Moody’s Investors Service
$52,632,000 Floating Rate Class B Certificates, Series 1996-4, rated A2
$35,368,000 Floating Rate Class B Certificates, Series 1998-5, rated A2
$63,158,000 Floating Rate Class B Certificates, Series 2001-1, rated A2
$26,316,000 Floating Rate Class B Certificates, Subseries 3, Series 2003-1, rated A2
$52,632,000 3.85% Class B Certificates, Series 2003-2, rated A2
$47,369,000 Floating Rate Class B Certificates, Series 2003-3, rated A2
$57,895,000 Floating Rate Class B Certificates, Subseries 1, Series 2003-4, rated A2
$39,474,000 Floating Rate Class B Certificates, Subseries 2, Series 2003-4, rated A2
$65,790,000 Floating Rate Class B Certificates, Series 2004-1, rated A2
$65,790,000 Floating Rate Class B Certificates, Subseries 1, Series 2004-2, rated A2
$26,316,000 Floating Rate Class B Certificates, Subseries 2, Series 2004-2, rated A2
$78,948,000 Floating Rate Class B Certificates, Series 2005-1, rated A2
$42,106,000 Floating Rate Class B Certificates, Series 2005-2, rated A2
$78,948,000 Floating Rate Class B Certificates, Series 2005-3, rated A2
$36,843,000 Floating Rate Class B Certificates, Subseries 1, Series 2005-4, rated A2
$42,106,000 Floating Rate Class B Certificates, Subseries 2, Series 2005-4, rated A2
$39,474,000 Floating Rate Class B Certificates, Subseries 1, Series 2006-1, rated A2
$39,474,000 Floating Rate Class B Certificates, Subseries 2, Series 2006-1, rated A2
$31,579,000 Floating Rate Class B Certificates, Subseries 1, Series 2006-2, rated A2
$31,579,000 Floating Rate Class B Certificates, Subseries 2, Series 2006-2, rated A2
$16,843,000 Floating Rate Class B Certificates, Subseries 3, Series 2006-2, rated A2
$26,316,000 Floating Rate Class B Certificates, Series 2006-3, rated A2